Exhibit 99.4

CONSENT OF NEEDHAM & COMPANY, LLC

We hereby consent to the inclusion in the Registration Statement of Rain Enhancement Technologies Holdco, Inc. and Rain Enhancement Technologies, Inc. on Form S-4 and in the proxy statement/prospectus of Coliseum Acquisition Corp. and Rain Enhancement Technologies Holdco, Inc., which are part of the Registration Statement, of our opinion dated September 17, 2024 to the Transaction Committee of the Board of Directors of Coliseum Acquisition Corp. attached as Annex J to such proxy statement/prospectus and to the references to our opinion and our name on the cover page of such proxy statement/prospectus and under the captions “Notice of Extraordinary General Meeting of Coliseum Acquisition Corp.,” “Frequently Used Terms,” “Questions and Answers about the Business Combination,” “Summary of the Proxy Statement/Prospectus—The Transaction Committee’s and the Board’s Reasons for Approval of the Business Combination,” “Summary of the Proxy Statement/Prospectus—Opinion of Needham & Company, LLC,” “Summary of the Proxy Statement/Prospectus—The Extraordinary General Meeting—Recommendation of the Transaction Committee and the Board,” “Risk Factors—Risks Relating to Coliseum and the Business Combination,” “The Business Combination—Background of the Business Combination—Coliseum’s Evaluation of and Negotiation with RET,” “The Business Combination—The Transaction Committee’s and the Board’s Reasons for the Approval of the Business Combination,” “The Business Combination—Valuation Analysis,” “The Business Combination—Opinion of Needham & Company, LLC,” and “The Business Combination—RET’s Financial Projections.” In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ Needham & Company, LLC

November 22, 2024